UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMIRA NATURE FOODS LTD

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

29E, A.U. Tower Jumeirah Lake Towers Dubai, United Arab Emirates	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Ordinary Shares, $0.001 par value per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-183612.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.            Description of Registrant’s Securities to be Registered.

A description of the securities of Amira Nature Foods Ltd (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the Prospectus included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-183612) filed with the Securities and Exchange Commission on August 29, 2012, as amended from time to time (the “Registration Statement”), and the section entitled “Description of Share Capital” in the Registrant’s final Prospectus to be filed with the Securities and Exchange Commission under Rule 424(b) under the Securities Act of 1933, as amended. This information is incorporated herein by reference.

Item 2.        Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 3, 2012	AMIRA NATURE FOODS LTD

	By:	/s/ Karan A. Chanana
	Name:	Karan A. Chanana
	Title:	Chief Executive Officer